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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-65245 and No. 333-65255 of Entrust Technologies Inc. on Forms S-8 of our report dated February 5, 1999, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1998.




/s/ DELOITTE & TOUCHE LLP
Dallas, Texas

March 26, 1999